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                            AMENDMENT NO. 2
                                  TO
                    REGIONAL JET SERVICES AGREEMENT



        AMENDMENT NO. 2 TO REGIONAL JET SERVICES AGREEMENT (this "Amendment") dated as of June 2, 1998 by and among MESABA HOLDINGS, INC., a Minnesota corporation ("Holdings"), MESABA AVIATION, INC., a Minnesota corporation ("Mesaba"), and Northwest Airlines, Inc., a Minnesota corporation ("Northwest"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Regional Jet Services Agreement referred to below.

                              WITNESSETH:

        WHEREAS, Holdings, Mesaba and Northwest have entered into the Regional Jet Services Agreement dated as of the 25th day of October, 1996 (as amended to date, the "Agreement");

        WHEREAS, Holdings, Mesaba and Northwest desire to amend the Agreement in the manner set forth in this Amendment.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings, Mesaba and Northwest do hereby agree as follows:

        1. AMENDMENT OF SECTION 2.01(b). Section 2.01(b) of the Agreement is amended to read in its entirety as follows:

        "(b) SUBLEASE OF THE AIRCRAFT. Mesaba and Northwest agree to enter into (or, as to Northwest, Northwest agrees to cause such Northwest Affiliate as Northwest may designate to enter into) a sub-sublease, sublease or lease with respect to each of the thirty-six (36) Avro Regional Jet aircraft to be purchased pursuant to the Letter of Intent when, if and as Northwest takes delivery of each such Avro Regional Jet aircraft."

        2. BLOCK HOURS PAYMENT RATE ADJUSTMENT. The Block Hours Payment Rates set forth in Exhibit A to the Agreement shall be adjusted [*] to reflect [*] to the [*] through [*] Aircraft. The parties shall execute an amendment reflecting the adjusted Block Hour Payment Rates upon the mutual determination of [*].

        3. STOCK PURCHASE WARRANT. Holdings agrees to deliver to Northwest concurrently with the execution of this Amendment an executed stock purchase warrant in the form attached hereto as Exhibit A (the "Warrant").

   * Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                  1
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     4. SHARE AUTHORIZATION.  Holdings agrees that it shall submit to its shareholders for their approval, and shall recommend that the shareholders approve, a proposal (the "Proposal") to increase the number of authorized shares of common stock of Holdings so that there shall be a sufficient number of authorized shares of common stock of Holdings to provide for the exercise of the purchase rights set forth in the Warrant (taking into account all other outstanding options, warrants and convertible securities of Holdings). Northwest agrees that it shall vote all shares of common stock of Holdings held by it for the Proposal. In the event the shareholders of Holdings fail to approve the Proposal, this Amendment shall cease to be effective, the Agreement shall continue in the form it existed prior to this Amendment, and Northwest shall return the Warrant to Holdings.

     5. MISCELLANEOUS. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Minnesota. From and after the date hereof and so long as this Amendment shall remain effective, all references in the Agreement to the Agreement shall be deemed to be references to the Agreement as amended hereby.




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                                    2


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     IN WITNESS WHEREOF, the parties hereto have executed this
   Amendment as of this date and year first set forth above.


                            MESABA HOLDINGS, INC.



                            By: /s/ Bryan K. Bedford
                                --------------------
                                Name: Bryan K. Bedford
                                Title: President and Chief
                                     Executive Officer



                            MESABA AVIATION, INC.



                            By: /s/ Bryan K. Bedford
                               ---------------------
                               Name: Bryan K. Bedford
                               Title: President and Chief
                                    Executive Officer



                            NORTHWEST AIRLINES, INC.



                            By: /s/ J. Timothy Griffin
                               -----------------------
                               Name: J. Timothy Griffin
                               Title: Senior Vice President
                                      Market Planning and Systems